EXHIBIT 99.1
BRP GROUP, INC. ANNOUNCES THIRD QUARTER 2020 RESULTS
- Third Quarter 2020 Revenue Grew 72% Year-Over-Year to $65.8 Million -
- Third Quarter 2020 Organic Revenue Growth of 20% -
- “MGA of the Future” Policies in Force Cross 500,000 Policy Milestone -
TAMPA, FLORIDA - November 12, 2020 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), a rapidly growing independent insurance distribution firm delivering tailored insurance solutions, today announced its results for the third quarter ended September 30, 2020.
THIRD QUARTER 2020 AND SUBSEQUENT EVENT HIGHLIGHTS
•Revenue increased 72% year-over-year to $65.8 million
•Pro Forma Revenue(1) grew 70% year-over-year to $66.1 million
•Organic Revenue Growth(2) was 20% year-over-year
•“MGA of the Future” revenue grew 43% to $17.5 million, compared to $12.2 million in the prior-year period
•GAAP net loss of $7.6 million and GAAP loss per share of $0.10
•Adjusted Net Income(3) of $9.0 million, or $0.11(3) per fully diluted share
•“MGA of the Future” policies in force grew by 54,313 to 500,301 at September 30, 2020 from 445,988 at June 30, 2020. Comparatively, in the third quarter 2019, policies in force grew sequentially by 41,179
•Adjusted EBITDA(4) grew 48% to $10.9 million, compared to $7.4 million in the prior-year period
•Pro Forma Adjusted EBITDA(5) of $11.0 million and Pro Forma Adjusted EBITDA Margin(5) of 17%
•Closed two Partner acquisitions that generated total annualized revenue(6) of over $3 million for the 12-month period pre-acquisition; subsequent to September 30, 2020, announced an additional Partner acquisition that generated total annualized revenue(6) of $38.5 million for the 12-month period pre-acquisition
“BRP delivered another quarter of tremendous performance as we sustained high levels of organic and total growth, once again firmly validating our hybrid growth strategy and differentiated business model,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “For the quarter, we generated year-over-year revenue growth of 72% to a record $65.8 million, highlighted by 20% organic revenue growth compared to the prior-year period, an impressive feat considering the ongoing challenges in the economic environment. Our ‘MGA of the Future’ platform also hit the 500,000 policy mark this quarter, which is an incredible milestone achieved in just four years’ time. With an amazing Colleague team executing for us every day, a robust Partnership pipeline and significant capacity on our balance sheet, we are poised to enter 2021 in the strongest position in our history.”

LIQUIDITY AND CAPITAL RESOURCES
As of September 30, 2020, cash and cash equivalents were $50.2 million and there was $101.0 million of long-term debt outstanding. The Company had aggregate borrowing capacity of $400.0 million under its revolving credit facility.
On October 14, 2020, the Company entered into a new credit agreement with JPMorgan Chase Bank, N.A., to provide new senior secured credit facilities in an aggregate principal amount of $800.0 million. The amount consists of (i) a new term loan facility in the principal amount of $400.0 million maturing in 2027 and (ii) a new revolving credit facility with commitments in an aggregate principal amount of $400.0 million maturing in 2025. The Company used a portion of the proceeds from the new term loan facility to repay in full the Company’s obligations under its existing revolving credit facility and concurrently terminated the existing agreement.
NINE MONTHS 2020 RESULTS
•Revenue increased 69% year-over-year to $171.3 million
•Pro Forma Revenue(1) grew 74% year-over-year to $202.0 million
•Organic Revenue Growth(2) of 15% year-over-year
•“MGA of the Future” revenue(7) grew 41% to $41.6 million, compared to $29.5 million in the prior-year period
•GAAP net loss of $10.8 million and GAAP loss per share of $0.22
•Adjusted Net Income(3) of $27.5 million, or $0.39(3) per fully diluted share
•Adjusted EBITDA(4) grew 47% to $33.3 million, compared to $22.7 million in the prior-year period
•Pro Forma Adjusted EBITDA(5) of $47.6 million and Pro Forma Adjusted EBITDA Margin(5) of 24%
•Closed 11 Partner acquisitions that generated total annualized revenue(6) of over $81.0 million for the 12-month period pre-acquisition
WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss third quarter 2020 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.

ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is a rapidly growing independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our Clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our Clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP represents over 500,000 Clients across the United States and internationally. For more information, please visit www.baldwinriskpartners.com.
FOOTNOTES
(1)    Pro Forma Revenue is a non-GAAP measure. Reconciliation of Pro Forma Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Organic Revenue for the three and nine months ended September 30, 2019 used to calculate Organic Revenue Growth for the three and nine months ended September 30, 2020 was $38.4 million and $101.3 million, which is adjusted to reflect revenues from Partnerships that reached the twelve-month owned mark during the three and nine months ended September 30, 2020. Organic Revenue is a non-GAAP measure. Reconciliation of Organic Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted Net Income and Adjusted Diluted EPS are non-GAAP measures. Reconciliation of Adjusted Net Income to net income attributable to BRP Group, Inc. and reconciliation of Adjusted Diluted EPS to diluted loss per share, the most directly comparable GAAP financial measures, are set forth in the reconciliation table accompanying this release.
(4)    Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(5)    Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Pro Forma Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(6)    Annualized revenue represents the aggregate revenues of Partners acquired during the relevant period presented, for the most recent trailing twelve month period prior to acquisition by the Company, in each case, at the time the due diligence was concluded based on a quality of earnings review and not an audit.
(7)    “MGA of the Future” was acquired by the Company on April 1, 2019 and, as a result, the revenue of “MGA of the Future” for a portion of the prior-year period is not included in the consolidated results of operations for the Company for such period and the 41% revenue growth rate for the nine months ended September 30, 2020 was calculated including periods during which “MGA of the Future” was not owned by the Company.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2019, BRP Group’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and BRP Group’s other filings with the SEC, which are available free of charge on the Securities and Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
INVESTOR RELATIONS
Investor Relations
(813) 259-8032
IR@baldwinriskpartners.com

PRESS
Rachel Carr
Baldwin Risk Partners
(813) 418-5166
Rachel.carr@baldwinriskpartners.com

BRP GROUP, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except share and per share data)	2020	2019	2020	2019
Revenues:
Commissions and fees	$65,843	$38,383	$171,270	$101,280

Operating expenses:
Commissions, employee compensation and benefits	48,469	26,788	122,280	67,068
Other operating expenses	12,146	6,320	30,577	16,711
Amortization expense	5,185	3,082	13,231	6,793
Change in fair value of contingent consideration	6,455	535	12,697	(3,222)
Depreciation expense	258	184	663	460
Total operating expenses	72,513	36,909	179,448	87,810

Operating income (loss)	(6,670)	1,474	(8,178)	13,470

Other expense:
Interest expense, net	(922)	(3,785)	(2,554)	(8,998)
Other income (expense)	(23)	5	(23)	5
Total other expense	(945)	(3,780)	(2,577)	(8,993)

Income (loss) before income taxes	(7,615)	(2,306)	(10,755)	4,477
Income tax provision	—	—	12	—
Net income (loss)	(7,615)	(2,306)	(10,767)	4,477
Less: net income (loss) attributable to noncontrolling interests	(4,347)	(2,306)	(5,379)	4,477
Net loss attributable to BRP Group, Inc.	$(3,268)	$—	$(5,388)	$—

Comprehensive income (loss)	$(7,615)	$(2,306)	$(10,767)	$4,477
Comprehensive income (loss) attributable to noncontrolling interests	(4,347)	(2,306)	(5,379)	4,477
Comprehensive loss attributable to BRP Group, Inc.	(3,268)	—	(5,388)	—

Basic and diluted net loss per share	$(0.10)		$(0.22)
Basic and diluted weighted-average shares of Class A common stock outstanding	33,098,356		24,371,304

BRP GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$50,220	$67,689
Restricted cash	7,778	3,382
Premiums, commissions and fees receivable, net	98,345	58,793
Prepaid expenses and other current assets	2,689	3,019
Due from related parties	41	43
Total current assets	159,073	132,926
Property and equipment, net	7,791	3,322
Other assets	7,949	5,600
Intangible assets, net	203,555	92,450
Goodwill	344,396	164,470
Total assets	$722,764	$398,768
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$83,617	$50,541
Producer commissions payable	12,019	7,470
Accrued expenses and other current liabilities	21,851	12,334
Current portion of contingent earnout liabilities	7,065	2,480
Total current liabilities	124,552	72,825
Revolving lines of credit	101,000	40,363
Contingent earnout liabilities, less current portion	78,323	46,289
Other liabilities	2,194	2,017
Total liabilities	306,069	161,494
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	101	23
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 33,932,868 and 19,362,984 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	339	194
Class B common stock, par value $0.0001 per share, 50,000,000 shares authorized; 45,247,711 and 43,257,738 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	4	4
Additional paid-in capital	237,644	82,425
Accumulated deficit	(14,038)	(8,650)
Notes receivable from stockholders	(519)	(688)
Total stockholders’ equity attributable to BRP Group, Inc.	223,430	73,285
Noncontrolling interest	193,164	163,966
Total stockholders’ equity	416,594	237,251
Total liabilities, mezzanine equity and stockholders’ equity	$722,764	$398,768

BRP GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2020	2019
Cash flows from operating activities:
Net income (loss)	$(10,767)	$4,477
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,894	7,253
Change in fair value of contingent consideration	12,697	(3,222)
Share-based compensation expense	5,357	110
Payment of contingent earnout consideration in excess of purchase price accrual	(1,727)	—
Amortization of deferred financing costs	384	1,117
Loss on extinguishment of debt	—	115
Issuance and vesting of Management Incentive Units	—	663
Participation unit compensation	—	150
Changes in operating assets and liabilities, net of effect of acquisitions:
Premiums, commissions and fees receivable, net	(12,717)	(441)
Prepaid expenses and other current assets	230	(921)
Due from related parties	2	73
Accounts payable, accrued expenses and other current liabilities	23,418	5,090
Other liabilities	—	105
Net cash provided by operating activities	30,771	14,569
Cash flows from investing activities:
Capital expenditures	(4,135)	(1,465)
Investment in business venture	—	(200)
Cash consideration paid for asset acquisitions, net of cash received	(695)	(671)
Cash consideration paid for business combinations, net of cash received	(230,403)	(99,486)
Net cash used in investing activities	(235,233)	(101,822)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock, net of underwriting discounts	167,346	—
Repurchase/redemption of LLC Units and Class B common stock	(32,610)	—
Payment of common stock offering costs	(798)	—
Payment of contingent and guaranteed earnout consideration	(1,192)	(813)
Proceeds from revolving line of credit	185,637	68,464
Repayments of revolving line of credit	(125,000)	—
Proceeds from related party debt	—	49,845
Payments on long-term debt	—	(204)
Payments of debt issuance costs and debt extinguishment costs	(2,182)	(15)
Proceeds from repayment of stockholder/member notes receivable	169	160
Repurchase of common units	—	(12,500)
Distributions	—	(9,831)
Other	19	1,662
Net cash provided by financing activities	191,389	96,768
Net increase (decrease) in cash and cash equivalents and restricted cash	(13,073)	9,515
Cash and cash equivalents and restricted cash at beginning of period	71,071	7,995
Cash and cash equivalents and restricted cash at end of period	$57,998	$17,510

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”), Pro Forma Revenue, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue, Organic Revenue Growth and Pro Forma Revenue), net income (loss) (for Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin), net income (loss) attributable to BRP Group, Inc. (for Adjusted Net Income) or diluted earnings (loss) per share (for Adjusted Diluted EPS), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to BRP Group, Inc. or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly these measures may not be comparable to similarly titled measures used by other companies.
Adjusted EBITDA eliminates the effects of financing, depreciation, amortization and change in fair value of contingent consideration. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by commissions and fees. Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and

•exclude certain tax payments that may represent a reduction in cash available to us.
We calculate Organic Revenue Growth based on commissions and fees for the relevant period by excluding the first twelve months of commissions and fees generated from new Partners. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted for Organic Revenues that were excluded in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period. For example, revenues from a Partner acquired on June 1, 2019 are excluded from Organic Revenue for 2019. However, after June 1, 2020, results from June 1, 2019 to December 31, 2019 for such Partners are compared to results from June 1, 2020 to December 31, 2020 for purposes of calculating Organic Revenue Growth in 2020. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
Adjusted Net Income is presented for the purpose of calculating Adjusted Diluted EPS. We define Adjusted Net Income as net income (loss) attributable to BRP Group, Inc. adjusted for amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments.
Adjusted Diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock. Adjusted Diluted EPS is calculated as Adjusted Net Income divided by adjusted dilutive weighted-average shares outstanding. We believe Adjusted Diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
Pro Forma Revenue reflects GAAP revenue (commissions and fees), plus revenue from Partnerships in the unowned periods.
Pro Forma Adjusted EBITDA takes into account Adjusted EBITDA from Partnerships in the unowned periods and eliminates the effects of financing, depreciation and amortization. We define Pro Forma Adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs, including those related to raising capital. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Pro Forma Adjusted EBITDA Margin is Pro Forma Adjusted EBITDA divided by Pro Forma Revenue. Pro Forma Adjusted EBITDA is a key metric used by management and our board of directors to assess our financial performance. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Adjusted EBITDA Margin:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Commissions and fees	$65,843	$38,383	$171,270	$101,280

Net income (loss)	$(7,615)	$(2,306)	$(10,767)	$4,477
Adjustments to net income (loss):
Amortization expense	5,185	3,082	13,231	6,793
Change in fair value of contingent consideration	6,455	535	12,697	(3,222)
Share-based compensation	2,240	382	5,357	773
Interest expense, net	922	3,785	2,554	8,998
Depreciation expense	258	184	663	460
Transaction-related Partnership expenses	2,904	500	6,772	1,535
Severance related to Partnership activity	(324)	—	89	300
Capital related expenses	—	1,124	1,000	2,214
Income tax provision	—	—	12	—
Other	899	92	1,733	391
Adjusted EBITDA (1)	$10,924	$7,378	$33,341	$22,719
Adjusted EBITDA Margin	17%	19%	19%	22%
__________
(1)    Adjusted EBITDA for the nine months ended September 30, 2019 is higher than the sum of Adjusted EBITDA for the first three quarters of 2019 as disclosed in our earnings releases in 2020 as a result of rounding numbers in the prior periods.

Organic Revenue and Organic Revenue Growth
The following table reconciles Organic Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Organic Revenue:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2020	2019	2020	2019
Commissions and fees	$65,843	$38,383	$171,270	$101,280
Partnership commissions and fees (1)	(19,637)	(17,520)	(54,569)	(36,749)
Organic Revenue	$46,206	$20,863	$116,701	$64,531
Organic Revenue Growth (2)	$7,809	$2,297	$15,393	$5,479
Organic Revenue Growth % (2)	20%	12%	15%	9%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners.
(2)    Organic Revenue for the three and nine months ended September 30, 2019 used to calculate Organic Revenue Growth for the three and nine months ended September 30, 2020 was $38.4 million and $101.3 million, respectively, which is adjusted to reflect revenues from Partnerships that reached the twelve-month owned mark during the three and nine months ended September 30, 2020.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles Adjusted Net Income to net income (loss) attributable to BRP Group, Inc. and reconciles Adjusted Diluted EPS to diluted loss per share attributable to BRP Group, Inc. Class A common stock:

(in thousands, except per share data)	For the Three Months Ended September 30, 2020	For the Nine Months Ended September 30, 2020
Net loss attributable to BRP Group, Inc.	$(3,268)	$(5,388)
Net loss attributable to noncontrolling interests	(4,347)	(5,379)
Amortization expense	5,185	13,231
Change in fair value of contingent consideration	6,455	12,697
Share-based compensation	2,240	5,357
Transaction-related Partnership expenses	2,904	6,772
Capital related expenses	—	1,000
Amortization of deferred financing costs	189	384
Severance related to Partnership activity	(324)	89
Other	899	1,733
Adjusted pre-tax income	9,933	30,496
Adjusted income taxes (1)	983	3,019
Adjusted Net Income	$8,950	$27,477

Weighted-average shares of Class A common stock outstanding - diluted	33,098	24,371
Dilutive effect of unvested restricted shares of Class A common stock	759	483
Exchange of Class B shares (2)	45,288	44,767
Adjusted dilutive weighted-average shares outstanding	79,145	69,621

Adjusted Diluted EPS	$0.11	$0.39

Diluted loss per share	$(0.10)	$(0.22)
Effect of exchange of Class B shares and net loss attributable to noncontrolling interests per share	—	0.07
Other adjustments to net loss per share	0.22	0.58
Adjusted income taxes per share	(0.01)	(0.04)
Adjusted Diluted EPS	$0.11	$0.39
___________
(1)    Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(2)    Assumes the full exchange of Class B shares for Class A common stock pursuant to the Amended LLC Agreement.

Pro Forma Revenue
The following table reconciles Pro Forma Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Pro Forma Revenue:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Commissions and fees	$65,843	$38,383	$171,270	$101,280
Revenue for Partnerships in the unowned period (1)	232	430	30,690	14,769
Pro Forma Revenue	$66,075	$38,813	$201,960	$116,049
___________
(1)    The adjustments for the three months ended September 30, 2020 reflect commissions and fees revenue for Fletcher Financial Group, Inc. and Medicare Insurance Advisors, Inc. as if the Company had acquired the Partners on January 1, 2020. The adjustments for the nine months ended September 30, 2020 reflect commissions and fees revenue for AgencyRM LLC, VibrantUSA Inc., Insurance Risk Partners, LLC, Southern Protective Group, LLC, Pendulum, LLC, Rosenthal Bros., Inc., Trinity Benefit Advisors, Inc./Russ Blakely & Associates, LLC, Fletcher Financial Group, Inc. and Medicare Insurance Advisors, Inc. as if the Company had acquired the Partners on January 1, 2020. The adjustments for the three months ended September 30, 2019 reflect commissions and fees revenue for Foundation Insurance of Florida, LLC and one asset acquisition for the unowned period as if the Company had acquired the Partners on January 1, 2019. The adjustments for the nine months ended September 30, 2019 reflect commissions and fees revenue for Lykes Insurance, Inc., Millennial Specialty Insurance LLC, Fiduciary Partners Retirement Group, Inc. and Foundation Insurance of Florida, LLC, as well as two asset acquisitions for the unowned period, as if the Company had acquired the Partners on January 1, 2019. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin
The following table reconciles Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure to Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Pro Forma Revenue	$66,075	$38,813	$201,960	$116,049

Net income (loss)	$(7,615)	$(2,306)	$(10,767)	$4,477
Net income (loss) for Partnerships in the unowned period (1)	27	136	9,885	(472)
Pro Forma Net Income (Loss)	(7,588)	(2,170)	(882)	4,005
Adjustments to pro forma net income (loss):
Interest expense, net	922	3,785	3,997	13,011
Amortization expense	5,206	3,082	16,135	8,652
Change in fair value of contingent consideration	6,455	535	12,697	(3,222)
Share-based compensation	2,240	382	5,357	773
Transaction-related Partnership expenses	2,904	500	6,772	1,535
Depreciation expense	258	184	663	460
Severance related to Partnership activity	(324)	—	89	300
Capital related expenses	—	1,124	1,000	2,214
Income tax provision	—	—	12	—
Other	899	92	1,733	391
Pro Forma Adjusted EBITDA (2)	$10,972	$7,514	$47,573	$28,119
Pro Forma Adjusted EBITDA Margin	17%	19%	24%	24%
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(1)    The adjustments for the three months ended September 30, 2020 reflect net income (loss) for Fletcher Financial Group, Inc. and Medicare Insurance Advisors, Inc. as if the Company had acquired the Partners on January 1, 2020. The adjustments for the nine months ended September 30, 2020 reflect commissions and fees revenue for AgencyRM LLC, VibrantUSA Inc., Insurance Risk Partners, LLC, Southern Protective Group, LLC, Pendulum, LLC, Rosenthal Bros., Inc., Trinity Benefit Advisors, Inc./Russ Blakely & Associates, LLC, Fletcher Financial Group, Inc. and Medicare Insurance Advisors, Inc. as if the Company had acquired the Partners on January 1, 2020. The adjustments for the three months ended September 30, 2019 reflect commissions and fees revenue for Foundation Insurance of Florida, LLC and one asset acquisition for the unowned period as if the Company had acquired the Partners on January 1, 2019. The adjustments for the nine months ended September 30, 2019 reflect commissions and fees revenue for Lykes Insurance, Inc., Millennial Specialty Insurance LLC, Foundation Insurance of Florida, LLC and Fiduciary Partners Retirement Group, Inc., as well as two asset acquisitions for the unowned period, as if the Company had acquired the Partners on January 1, 2019. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.
(2)    Pro Forma Adjusted EBITDA for the nine months ended September 30, 2019 is higher than the sum of Pro Forma Adjusted EBITDA for the first three quarters of 2019 as disclosed in our earnings releases in 2020 as a result of rounding numbers in the prior periods.

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:
Clients    Our insureds
Colleagues    Our employees
GAAP    Accounting principles generally accepted in the United States of America
Partners    Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships    Strategic acquisitions made by the Company